UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2004
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5. Other Events and Regulation FD Disclosure.

The following is Caterpillar Inc.'s prepared remarks from the analyst conference call held on March 2, 2004. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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J. W. Owens Prepared Remarks from March 2, 2004 Security Analyst Conference Call

Good morning. After 31 years with Caterpillar in a variety of assignments around the world, and 31 days of experience in my new job as CEO, I'm delighted to have an early opportunity to spend an hour with the analyst community. We appreciate your shareholdings and contributions to investor understanding. I look forward to working with you over the next few years.

First of all, let me say that I am honored, humbled and thrilled to have the opportunity to lead this great company. We have an extraordinary team of employees around the world who design, manufacture and market our leading machine and engine product lines. We have strong and growing service businesses meeting the financing needs of our customers and the logistics needs of other global manufacturers. We have a distribution and product support network defined by our strong partnership with independent dealers who give us a "local" presence in every market. We enjoy a "partnering" relationship with many of our customers, and work hard every day to validate the assertion that "when you buy the iron, you get the company."

As most of you know, many of the global markets we serve peaked in the 1997/98 time frame; and, in the wake of the Asian financial crisis, we managed through four consecutive years of "soft" markets - industry declines and little price realization. But, we managed to strengthen our market leadership position and deliver in excess of $2 per share which we had committed to in the 1990s.

In 2003 our markets finally began to recover, and Caterpillar had a very solid year, with a 13 percent increase in sales and 38 percent improvement in profits. I note that some of you have had concerns about our margins in the 3rd and 4th quarters. Although a number of things impacted our machinery and engine operating results in those quarters, we are confident that the company improved its cost structure during the year.

Looking forward, we are on track to achieve our goal of $30 billion in sales and revenues by the end of the decade. If global growth can be sustained at 3 percent or above, this target could be achieved closer to 2006. At the $30 billion sales-and-revenues level, I expect the company to deliver a return on sales in excess of 8.8 percent, which was last achieved in the peak year of 1997. With the continuing benefit reaped from 6 Sigma and some improvement in mix, we expect record profitability.

Today, we are focused on carrying the momentum from 2003 into 2004 and beyond. We're gaining traction on our $30 billion goal. We expect our near term incremental growth to come 50 percent from machinery including our logistics business, 40 percent from engines, and 10 percent from Financial Products. The roll up of our business unit plans, for which individual vice presidents are accountable, verifies the attainability of this goal. With the $30 billion sales and revenue goal more clearly in sight, I want to emphasize that we view this as a milestone, not an endpoint! With that in mind, I am reconstituting a strategic planning committee to focus on laying out our strategic direction beyond $30 billion.

Geographically, China is clearly the largest growth opportunity in the global construction equipment industry. With 20 percent of the world's population and construction spending exceeding $80 billion last year, China's construction industry is growing rapidly and appears to have staying power. Today, China represents 55 percent of the global wheel loader unit opportunity. This market is largely supplied by legacy domestic manufacturers.

The Chinese excavator industry is also growing rapidly with most international players active in country. We recently shipped the 10,000th hydraulic excavator from our joint venture Caterpillar Xuzhou Ltd. And we are pursuing a number of initiatives to further expand our business and manufacturing presence in China. Discussions continue with various producers of construction equipment and power systems in China as we seek to participate in their industry rationalization. Caterpillar is committed to being a leading player in the Chinese market.

We are also focusing on the emerging Indian and Russian markets. We continue to develop those markets both from a manufacturing and sales standpoint. As an example, this year we added the manufacture of backhoe loaders to our portfolio in India. Caterpillar also manufactures off-highway trucks, track-type tractors, wheel loaders, engines and power generation equipment in India. And, we have developed a major source for fabrications in Russia. Again, we are committed to being a market leader in both India and Russia. And we're well on our way to profitable growth in each of these key emerging markets. Part of my confidence stems from our experience in emerging markets - this year we'll celebrate our 50th anniversary as a local manufacturer in Brazil, and our plant in Piracicaba is a world class operation.

Now, turning our attention to the engine business, we expect our ACERT technology to continue to be a significant competitive differentiator. As reported in the Ward's data for 2003, Caterpillar maintained its leadership position in the North American on-highway truck and bus industry. And, we believe ACERT will extend its competitive advantage to off-road applications just as it has in on-highway markets.

Using ACERT technology, we have a good line of sight to meeting the emissions regulations for off-highway engines which start in 2005. With hundreds of pilot machines in the field, we will shortly submit our first requests for certification of Tier III diesel engines. These engines are the building blocks for meeting future on- and off-highway emission requirements. Clearly ACERT technology will provide the platform for meeting all currently proposed environmental requirements for both on and off-highway applications. Our customers can continue to count on products that deliver the superior performance, reliability and durability that they expect from Caterpillar.

On the services side, we have seen dramatic growth in our Financial Products Division. From 1997 to 2003 customers have doubled, contracts have increased by over 80 percent and the receivables portfolio has nearly tripled to close to $20 billion. The Financial Products Division contributes significantly to our profitability and earnings stability and will continue to do so in the future.

Caterpillar Logistics continues to grow and expand its business with its traditional aftermarket parts logistics emphasis as well as total supply chain solutions. Today, Cat Logistics provides services to Caterpillar and nearly 50 leading companies worldwide. Our logistics business with external clients is approximately 80 percent larger than in 2000. Our most recent addition was the January signing of a long-term logistics services agreement with Bombardier Aerospace, a world leader in the design and manufacture of innovative aviation products.

While top line growth is important, the real prize is, of course, profit growth. In that regard, we are committed to the relentless pursuit of cost management and control as a vital component of our global leadership strategy. As we demonstrated in the recent down cycle, we will continue to manage our costs to deliver sustained value throughout the business cycle. As volumes increase, we will maintain tight control on our costs, always with an eye to improving profitability and preserving volume flexibility.

In the year 2000 we set a goal for ourselves to take more than $1 billion out of our cost structure by the end of 2004. We are on track to exceed that target and are now staking out additional bold goal targets for 2006 and beyond.

With increased profitability and assertive core operating cost controls, we will generate significant cash flow over the next few years. Our first priority for the cash, as it has always been, will be to invest in growing our business. If acquisitions are needed and available, they will certainly be considered. But, with each and every internal and external investment, we will be focused on meeting shareholder return expectations with at least 20 percent long-term return on equity. Second, contributions will be made to our pension plans as needed to maintain their current, healthy status. Third, we will use cash to pay dividends, increasing them in increments that can be maintained throughout the business cycle. As you know, we have raised dividends 8 out of the last 9 years. Finally, cash will be utilized to buy back shares pursuant to the repurchase program recently extended by our Board. We will use this flexible instrument to manage our capital structure consistent with maintaining our strong investment grade credit rating.

Performance through 6 Sigma is the way we manage our cost efficiency and quality efforts. We are driving 6 Sigma into our New Technology Introduction, New Product Introduction and Continuous Product Improvement processes. With 6 Sigma we are addressing design and build, manufacturing and assembly and post sale support processes. We are dramatically improving our ability to deliver quality products to customers. With over 25,000 people directly engaged in 6 Sigma projects across the enterprise, we are realizing improvement throughout the value chain including our dealers and suppliers.

Finally, our people are key to accomplishing our strategy. Securing even higher levels of employee engagement, and strengthening our leadership is critical to our success as we strive to further our reputation as a world-class company.

Let me conclude here with a brief summary:

  The new administration is settling in nicely - we've managed a smooth transition.

  My initial message to the organization is continuity - we're "staying the course" to deliver on the $30 billion in sales and revenues with the record profit levels.

  Thematically, we're talking about the "3Ps":
    Profitable growth;
    Performance through 6 Sigma; and
    People

  We're maintaining enterprise focus on driving results through our Critical Success Factors and bold goal targets associated with each; and

  We're updating/reinvigorating our strategic plans to be certain we have a sustainable profitable growth path beyond $30 billion. You'll hear more about progress on that front at the Analyst Meeting we're scheduling for September in conjunction with MINExpo in Las Vegas.

Thanks for your attention. Now, I'd be pleased to entertain your questions.

SAFE HARBOR STATEMENT UNDER THE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in the prepared statement used for our March 2, 2004 analyst conference call are forward-looking and involve uncertainties that could significantly impact results. The words "believes," "expects," "estimates," "anticipates," "will be", "should" and similar words or expressions identify forward-looking statements made on behalf of Caterpillar. Uncertainties include factors that affect international businesses, as well as matters specific to the company and the markets it serves.

World Economic Factors
 A worldwide economic recovery is now underway and further strengthening should occur this year. Economic growth is expected to exceed 3.5 percent in 2004, or about 1 percentage point more than in 2003. Low interest rates initiated economic recoveries and low inflation rates likely will encourage central bankers to be cautious about implementing any interest rate hikes. If, however, central bankers decide to raise interest rates significantly, the recovery would be less robust than assumed, likely weakening machinery and engine sales.

The U.S. economy ended 2003 on a strong note and the continuation of low interest rates in 2004 should ensure a very good year for the economy. We project U.S. growth of at least 4.5 percent and the Canadian economy should rebound from 2003's slowdown, growing more than 3 percent in 2004. This environment should allow the recovery in Machinery and Engines sales that developed last year to strengthen further this year. Low interest rates, the tax cuts and the favorable impact of a weaker dollar have all helped the economy and our sales. Should any of these factors change substantially, such as a significant increase in interest rates, both economic growth and our sales probably would be weaker than assumed.

European economies recovered slowly in the last of 2003 and current low interest rates should allow further strengthening this year. We expect the European economies will grow 2 percent in 2004, fast enough to allow some improvement in construction activity. Favorable energy prices, plus much higher commodity prices, will promote another year of good economic growth in both Africa/Middle East and the CIS. As a result, we project some improvement in EAME sales in 2004. However, the European recovery is fragile and developments such as a much stronger euro or modest interest rate hikes could cause economic growth to falter. In that case, the modest recovery in sales would be in jeopardy.

The Japanese economy has grown for seven consecutive quarters and our outlook assumes that measures employed by the Bank of Japan - zero interest rates, the maintenance of high levels of reserves in the banking system and the purchase of long-term government bonds - will allow this recovery to strengthen. We project economic growth of 3 percent in 2004, up more than 1/2 percentage point from 2003 and the best year since 1996. The economy remains vulnerable to any tightening in financial conditions and should that occur, the recovery could stall. Slower economic growth would further reduce our sales in that country and could have a negative impact on other economies, particularly those in the region.

Our outlook assumes that the Asia/Pacific region will again lead the world in economic growth, improving to over 6 percent growth in 2004. We expect China's booming economy will slow a bit in response to modest tightening in economic policies, but better growth in most other countries will more than pick up the slack. Strong domestic economies and low local interest rates will boost construction and the region's sizeable mining sector will benefit from higher prices. The principal risks that could disrupt economic growth and our sales are significant policy tightening in China and intensified trade frictions that slow exports from the region.

We expect Latin American economic growth to improve to about 3.5 percent in 2004, much better than the 1.5 percent rate experienced in 2003. We expect that the region will benefit from the worldwide economic recovery, reductions in local interest rates and a rebound in foreign direct investment inflows. Better economic growth should boost our sales; however, should the economic recovery not materialize as expected, our sales could continue to decline.

Commodity Prices
 Commodities represent a significant sales opportunity, with prices and production as key drivers. Prices have improved sharply over production the past year and our outlook assumes continued growth in the world economy will cause metals prices to increase further in 2004. Any unexpected weakening in world industrial production, however, could cause prices to drop sharply to the detriment of our results.

While coals stocks are high and prices have been soft, our outlook assumes production and prices will improve in 2004. If coal production and prices do not improve, our results could be negatively affected.

Oil and natural gas prices have continued fairly high into 2004 due to strong demand and tight inventories. Our outlook assumes that increased production will ease shortages in both oil and natural gas, allowing prices to ease some. We do not yet view higher energy prices as a threat to economies since it is strong demand that is boosting prices. However, should significant supply cuts occur, such as from OPEC production cuts or political unrest in a major producing country, the resulting price spikes likely would slow economies, potentially with a depressing impact on our sales.

Monetary and Fiscal Policies
 For most companies operating in a global economy, monetary and fiscal policies implemented in the U.S. and abroad could have a significant impact on economic growth, and accordingly, demand for a product. In general, higher than expected interest rates, reductions in government spending, higher taxes, significant currency devaluations, and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand.

While economic data are looking more favorable, central banks in most developed countries are still holding interest rates steady. Two (Reserve Bank of Australia and Bank of England) have implemented modest interest rate increases. Our outlook assumes that central banks will take great care to ensure that economic recoveries continue and that interest rates will remain low throughout 2004. Should central banks raise interest rates too aggressively, both economic growth and our sales could suffer.

Budget deficits in many countries have increased, which has limited the ability of governments to boost economies with tax cuts and more spending. Our outlook assumes that governments will not aggressively raise taxes and slash spending to deal with their budget imbalances. Such actions could disrupt growth and negatively affect sales to public construction.

Political Factors
 Political factors in the United States and abroad have a major impact on global companies.

Our outlook assumes that there will be no significant military conflict in North Korea or the Middle East in the forecast period. Such a military conflict could severely disrupt sales into countries affected, as well as nearby countries.

Our outlook also assumes that there will be no major terrorist attacks. If there is a major terrorist attack, confidence could be undermined, causing a sharp drop in economic activities and our sales. Attacks in major developed economies would be the most disruptive.

Our outlook further assumes that efforts by countries to increase their exports will not result in retaliatory countermeasures by other countries to block such exports, particularly in the Asia/Pacific region.

Currency Fluctuations
 The company has costs and revenues in many currencies and is therefore exposed to risks arising from currency fluctuations. Many currency positions are fairly closely balanced, which, along with the diversity of currency positions, helps diminish exchange rate risks.

The company's largest manufacturing presence is in the United States. So any unexpected strengthening of the dollar tends to raise the foreign currency value of costs and reduce our global competitiveness.

The stronger euro had a favorable impact on translating European sales into U. S. dollars for the full year. The outlook assumes similar benefits in the future. Should the euro collapse, our results could be negatively impacted.

Dealer Practices
 The company sells primarily through an independent dealer network. Dealers carry inventories of both new and rental equipment and adjust those inventories based on their assessments of future needs. Such adjustments can impact our results either positively or negatively. The current outlook assumes dealers will reduce inventories slightly in 2004; more drastic reductions would adversely affect sales.

Other Factors
 The rate of infrastructure spending, housing starts, commercial construction and mining play a significant role in the company's results. Our products are an integral component of these activities and as these activities increase or decrease in the United States or abroad, demand for our products may be significantly impacted.

The U.S. government is under pressure by the World Trade Organization to repeal extraterritorial (ETI) income tax benefits. Our outlook assumes that if ETI is repealed, we will not be materially impacted in 2004 due to the transition relief currently included in all bills under consideration by Congress.

Pursuant to a Consent Decree Caterpillar entered into with the EPA, the company was required to meet certain emission standards by October 2002. The Consent Decree provided for the possibility that diesel engine manufacturers may not be able to meet these standards exactly on that date, and allows companies to continue selling non-compliant engines if they pay NCPs on those engines. The company began shipping lower emission on-highway engines in October 2002 as a "bridge" until the fully compliant ACERT engines were introduced in 2003. These "bridge" engines required the payment of NCPs. At year-end 2003, Caterpillar was in production of all models of its medium heavy-duty and heavy-duty compliant ACERT engines. Therefore, our outlook for 2004 assumes that we will not pay NCPs beyond 2003.

Our outlook is also subject to assumptions regarding price increases and sales volumes. Our net price increase for heavy-duty on-highway bridge engines was successfully implemented on October 1, 2002; this increase was competitive with price increases implemented by other engine manufacturers on that date. We implemented an additional price increase in 2003 to truck manufacturers that purchase our heavy-duty ACERT engines and implemented a price increase on January 1, 2004, for medium heavy-duty ACERT engines. These increases are based on the additional value that we expect truck owners to receive from ACERT engines compared to our competitors as a result of better fuel economy, less maintenance and greater durability. The ultimate net price increase we are able to achieve for our ACERT engines is dependent upon marketplace acceptance of these engines versus competitive alternatives. While we estimate volume to the best of our ability, industry volume is an issue out of our control. If our assumptions regarding NCPs, market acceptance of the price increases and/or engine volume are not realized, company performance could be negatively impacted.

Projected cost savings or synergies from alliances with new partners could also be negatively impacted by a variety of factors. These factors could include, among other things, higher than expected wages, energy and/or material costs, and/or higher than expected financing costs due to unforeseen changes in tax, trade, environmental, labor, safety, payroll or pension policies in any of the jurisdictions where the alliances conduct their operations.

Results may be impacted positively or negatively by changes in the sales mix. Our outlook assumes a certain geographic mix of sales as well as a product mix of sales. If actual results vary from this projected geographic and product mix of sales, our results could be negatively impacted.

The company operates in a highly competitive environment and our outlook depends on a forecast of the company's share of industry sales. An unexpected reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to price the product competitively, or an unexpected buildup in competitors' new machine or dealer owned rental fleets, leading to severe downward pressure on machine rental rates and/or used equipment prices.

The environment also remains very competitive from a pricing standpoint. Additional price discounting would result in lower than anticipated price realization.

Inherent in the operation of the Financial Products Division is the credit risk associated with its customers. The creditworthiness of each customer, and the rate of delinquencies, repossessions and net losses on customer obligations are directly impacted by several factors, including, but not limited to, relevant industry and economic conditions, the availability of capital, the experience and expertise of the customer's management team, commodity prices, political events, and the sustained value of the underlying collateral. Additionally, interest rate movements create a degree of risk to our operations by affecting the amount of our interest payments and the value of our fixed rate debt. Our match funding policy manages interest rate risk by matching the interest rate profile (fixed rate or floating rate) of our debt portfolio with the interest rate profile of our receivables portfolio within certain parameters. To achieve our match funding objectives, we issue debt with similar interest rate profile to our receivables and also use interest rate swap agreements to manage our interest rate risk exposure to interest rate changes and in some cases to lower our cost of borrowed funds. If interest rates move upward more sharply than anticipated, our financial results could be negatively impacted. With respect to our insurance and investment management operations, changes in the equity and bond markets could cause an impairment of the value of our investment portfolio, thus requiring a negative adjustment to earnings.

In general, our results are sensitive to changes in economic growth, particularly those originating in construction, mining and energy. Developments reducing such activities also tend to lower our sales. In addition to the factors mentioned above, our results could be negatively impacted by any of the following:

  Any sudden drop in consumer or business confidence
  Delays in legislation needed to fund public construction
  Regulatory or legislative changes that slow activity in key industries; and/or
  Unexpected collapses in stock markets.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. Obvious factors such as general economic conditions throughout the world do not warrant further discussion, but are noted to further emphasize the myriad of contingencies that may cause the company's actual results to differ from those currently anticipated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

March 2, 2004	By:	/s/ James B. Buda
James B. Buda
Vice President